                                                                   EXHIBIT 10.13

               TheBigHub.com/TheBigStore.com Licensing Agreement


     THIS AGREEMENT is entered into as of the 12th day of November, 1999 (the "Effective Date"), by and between The BigHub.com, Inc., a Florida corporation (the "BigHub"), and The BigStore.com, Inc., a Delaware corporation ("Company"), with reference to the following facts:

     WHEREAS, the BigHub is the marketing company for the Big affiliate companies, owns and operates a web site on the Internet at www.thebighub.com which, among other things, is an advanced portal and contains a metasearch engine.

     WHEREAS, Company will be an innovative Internet-based retailer, which will market a broad range of consumer merchandise and services at wholesale prices to both consumer and business customers worldwide.

     WHEREAS, Company has developed certain proprietary e-commerce technology which Company will provide on a private label basis to third parties by way of this Agreement. ("Back-end Processing Technology License").

     WHEREAS, Company desires to grant the BigHub an exclusive Worldwide Master License to the Back-end Processing Technology on a private label basis only.

     WHEREAS, the parties desire to enter into this Agreement to more clearly define their respective duties and responsibilities.

     NOW, THEREFORE, in consideration of the covenants, agreements and considerations herein contained, the Company and BigHub agree as follows:

1. Master License. The Company hereby grants to the BigHub a Master License to the Back-end Processing Technology on a private label basis during the Term hereof, and appoints the BigHub as its Exclusive Worldwide Master Licensor of the Back-end Processing Technology on a private label basis. In this regard, BigHub shall have the exclusive worldwide right to sub-license to third parties the Back-end Processing Technology to create private labeling E-commerce opportunities, (collectively, the "License"). The Company and BigHub agree that the License shall commence on the Effective Date of this Agreement.

          (a) No Price Restriction. BigHub will determine the cost to all third party private label sub-licensees for the Back-end processing Technology with the approval of the Company whereby approval may not be unreasonably withheld.

2. Compensation. In consideration for the License, BigHub agrees that, commencing with the Effective Date and continuing through the Term, it shall pay to Company a fee equal to seventy five percent (75%) of the aggregate cash consideration paid to the BigHub pursuant to each sub-license private label agreement. The fee earned each month by the Company shall be due and payable by the BigHub by the fifteenth (15th) day of the following month.

3. Books and Records BigHub hereby agrees to maintain adequate books and records and provide access to Company and its authorized representatives (e.g., its auditors) during normal business hours to the BigHub's accounting records, and other books and records, to the extent necessary for the Company to verify amounts paid to it by the BigHub.

4. Representations and Warranties. Each party to this Agreement represents and warrants to the other party that:

          (a) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

          (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate such party's charter documents or any agreement to which such party is a party or by which it is otherwise bound; and

          (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

5.   Term and Termination.

          (a) The term of this Agreement shall commence on the date that the Services start and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for an initial term of three (5) years (the "Initial Term"). After the Initial Term, this Agreement shall automatically be extended for successive three-year periods (each an "Extension Term"), unless otherwise terminated by either party by giving written notice to the other party of its intent not to extend not less than sixty (60) days prior to the end of the Initial Term or any Extension Term then in effect. As used herein, the "Term" shall mean the Initial Term and any Extension Term(s). The compensation to be paid to the Company for each Extension Term shall be at the current rate, unless prior to the commencement of each Extension Term, the parties negotiate new compensation hereunder in good faith.

          (b) Notwithstanding the foregoing, this Agreement may be terminated at any time by either party, effective immediately upon notice, if the other party: (i) becomes insolvent; (ii) files a petition in bankruptcy; (iii) makes an assignment for the benefit of its creditors; or (iv) breaches its obligations of confidentiality set forth in Section 5 below. Either party may terminate this Agreement, effective upon thirty (30) days notice, in the event that the other party breaches any of its representations, warranties, covenants or agreements contained herein which breach is not remedied within thirty (30) days following written notice to such party. The provisions in Sections 5 and 6 shall survive any termination or expiration of this Agreement.

          Upon any termination of this Agreement, each party shall promptly deliver to the other party all Confidential Information (defined below) and property belonging to the other party that is in its possession or under its control, and neither party shall retain copies or reproductions of such Confidential Information.

6.   Confidentiality and Non-Circumvention.

          (a) Each party acknowledges and agrees that it will have access to or be provided with confidential information of the other party during the term of this Agreement. As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information of a party, including, without limitation such party's business plan, business presentation or related proprietary and financial information as well as other confidential or proprietary information of such party regarding such party's business, plans, financial results and statements, markets, projected activities, customers and results of operations, requirements and sources, contracts, means, methods and processes of providing services, copyrights, patents, trademarks, trade secrets, and financial information.

          (b) Each party agrees to keep the Confidential Information of the other party in the strictest confidence, and agrees that it will not, directly or indirectly, publish or disclose, or authorize the publication or disclosure of, or assist any third party in publishing or disclosing, any Confidential Information to anyone other than its employees or consultants, but only to the extent necessary for the fulfillment of its obligations under this Agreement and subject in each such case to the such party using its best efforts to ensure that the persons to whom Confidential Information is disclosed keep such information confidential and do not use such Confidential Information except for the purposes for which the disclosure is made. Each party agrees to comply with the other party's policies and regulations, as may be reasonably established from time to time, for the protection of its Confidential Information.

          (c) Each party's confidentiality obligations shall continue with respect to each item of Confidential Information, including after the termination of this Agreement, until such time as such party can show that any such item of Confidential Information (i) has legally and properly entered the public domain through a source other than its own and through no fault of its own, (ii) has legally and properly been received from an unrelated third party through no breach of any agreement with the other party and without an obligation to keep it confidential, or (iii) was known to such party or was in such party's possession prior to the receipt of such item of Confidential Information from the other party.

          (d) Each party acknowledges that the other party's Confidential Information is of a special, unique and extraordinary character and for that reason the other party will be irreparably damaged in the event that the confidentiality or non-circumvention obligations imposed upon it, as set forth herein, are not specifically enforced. Accordingly, each party agrees that the other party shall be entitled, at its election, to institute and prosecute proceedings against it, as set forth herein, in any court of competent jurisdiction, either at law or equity, to: (a) obtain damages for breach of the obligations hereunder; (b) enforce specific performance of said obligations, or both. Such remedies are cumulative and not exclusive and shall be in addition to any and all other remedies which the other party may have, at law or in equity, in the event the a party breaches any of its obligations hereunder. The parties hereto confirm that the covenants in this Agreement are expressly deemed to cover acts of negligence and any inadvertent disclosure or violation of the terms herein.

7. Independent Contractor Relationship. This Agreement shall in no way be construed to constitute either party as a partner, joint venturer, agent, or employee of the other party, and neither party shall act or attempt to act or represent itself, directly or by implication, as a partner, joint venturer, agent or employee of the other party.

8.   Miscellaneous.

          (a) This Agreement contains the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

          (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

          (c) This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance.

          (d) If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

          (e) All notices, requests and other communications called for by this Agreement shall be deemed to have given upon receipt if made by mail, courier or personal delivery, or immediately if made by telecopy or electronic (confirmed by concurrent written notice sent first-class U.S. mail, postage prepaid):

     The BigHub.com, Inc.:                  The BigStore, Inc.:
     -------------------                    ------------------

     2939 Moss Rock                         3388 Via Lido
     Suite 100                              Newport Beach, California 92663
     San Antonio, Texas  78230              Facsimile: 949-566-6135
     Facsimile: (210) 979-6336              Attn:  Tracy Nolan, President
     Attn:  Frank Denny, Chairman

or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

          (f) Except for matters covered by Section 5 above, all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of American Arbitration Association ("AAA") by one or more arbitrators appointed in accordance with said Rules. The place of arbitration shall be Orange County, California. The parties hereby renounce any right of recourse which they may have before the court of any jurisdiction except to obtain preliminary or injunctive relief or enforce an award of the arbitrator.

          If any award rendered by AAA in accordance with this arbitration clause would not be capable of being executed in the jurisdiction of a party against whom a claim for payment is made or where that party resides or carries on business, neither the award nor the said arbitration clause shall bar a party hereto from taking action before the courts that have jurisdiction over such other party.

          (g) In the event that any party shall bring an action or arbitration in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, as determined by the court or other body having jurisdiction, shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

          (h) The various section headings are inserted for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

          (i) No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

          (j) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


THE BIGHUB.COM, INC.                        THE BIGSTORE.COM, INC.

By: /s/ Chet Howard                         By: /s/ Tracy Nolan
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   Chet Howard, CFO                             Tracy Nolan, COO